Exhibit 32.02

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Edward A. Cabanas, Vice President and Corporate Controller (principal financial officer) of Laureate Education, Inc. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2005 of the Registrant (the “Report”):

(1)                      The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Edward A. Cabanas
Name:	Edward A. Cabanas
Date:	November 3, 2005

Signing in his capacity as the Principal Financial Officer of the Registrant since the departure of Sean R. Creamer, the Registrant’s prior Chief Financial Officer, on September 14, 2005, and for the quarter ended September 30, 2005, as determined by the Audit Committee of the Registrant; Rosemarie Mecca will assume these responsibilities commencing after the filing of this report on Form 10-Q.

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